Exhibit 99.2

equipping networks for life

Q3 2004 Earnings Results

November 2, 2004

Safe Harbor

This presentation may make forward-looking statements, including discussing Somera’s revenue, gross margin, operating expenses, and net income or loss levels in future periods; Somera’s strategy and goals in future periods and the execution thereof; expected stabilization of and growth in domestic and international revenues; expected areas of future growth and market share gains in specific customer segments and product categories; Somera’s ability to execute on its lifecycle management services offering; Somera’s future increase in sales force headcount and operational changes in the areas of sales; the impact of inventory valuation and inventory supply issues on future operation results; Somera’s ability to help its customers leverage under-utilized assets; Somera’s ability to execute on process efficiencies; Somera’s ability to execute its plan to achieve profitability; and future customer spending levels. These and other forward-looking statements are based on current expectations that involve risks and uncertainties. Somera’s actual results may differ materially from the forward-looking statements made in this presentation. Factors that could cause actual results to differ include general economic conditions, particularly those affecting the telecommunications industry; capital equipment spending levels of Somera’s customer base, including the risk of continued customer spending delays associated with carrier consolidation; the impact of competition on Somera’s business; Somera’s continued ability to match equipment supply with customer demand; potential shortages in product supply; Somera’s ability to continue its international expansion; Somera’s ability to reduce operating expenses and breakeven revenue amounts; and risks related to its services business, including it’s lifecycle services offering These and other risk factors are detailed in Somera’s Annual Report on Form 10-K for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

Introduction

Somera’ financial peformance for the third quarter of 2004 Somera’s vision for lifecycle management services Somera’s progress on it’s lifecycle management strategy Somera’s roadmap to profitability in 2005

David W. Heard President and CEO

Q3 2004 Results

(Select Financial Data)

Refurbished Equipment Revenue $ 15,790

New Equipment Revenue $ 4,946

Services Equipment Revenue $ 1,957

Total Revenue $ 22,693

Gross Profit $ 3,892

% Gross Profit 17%

Total Operating Expenses $ 12,294

OpEx % of Revenue 54%

Income from Operations ($ 8,402)

EPS ($ 0.17)

Rebalanced people, products, and services to drive overall breakeven revenue run rate down in 2005

Q3 2004 Highlights

Laying the Groundwork for Growth

Delivered 20 proposals for lifecycle management services.

Growth opportunities for traditional brokerage business both domestically and abroad. Reorganized sales into geographic regions with sales and supply tightly aligned and providing rapid response.

Increased sales staffing and training.

Aligned sales compensation for improved performance Implemented more seamless connection to our customers:

Building our e-presence with the re-launch of somera.com

Creating a more effective 1-866-Somera1 service line and support program

Establishing customer winback loyalty programs

Provided new offers that our customers are requesting to support the immense technology transition that is going on in the network.

Addition of Mike Foliano, expert VP of Operations & Services, and David Peters, VP Finance

Our Vision

Somera will be the leading telecom equipment lifecycle manager by providing customers with comprehensive value, quality, and reliability driven by the core strengths of the organization – people, technical knowledge, operational precision and scale.

For customers – carriers and OEMs – our solutions will be…

…equipping networks for life.

Somera Communications – Proprietary and Confidential

Drivers -

Equipment Lifecycle Management

Planned Life Cycle Actual Life Cycle

Time

Cost

Introduction of:

VoIP Data

Wireless Data DSL, Cable Gig E

Uncertain ending for:

Class 3,4,5 switching ATM, FR

TDMA, CDMA, GSM DLC

SONET, SDH

Supply of New & Used

Asset Disposition & Valuation

Services & Repair

- Advanced Programs

Market Size -

Lifecycle Management Services

Market Size $ Billion

12 10 8 6 4 2 0

2004 2005 2006 2007

Re-Use Market New & Refurbished Equipment LCM Services

Source: Tyler Group. Proprietary research and industry data. Company does not undertake to verify or update information.

Definition of Service Offering

1.

Asset Valuation & Inventory Analysis Service Fees (C) 2.

Liquidation revenues from sales (A) 3.

Consign revenues from sales (A) 4.

Exchange revenues from sales (A) (B)

5. Scrap service fees (C)

Valuation & Disposition

SOMERA “Equipping Networks for Life”

Equipment Supply

Services & Repair

1. Repair revenues (C)

2. Spares Exchange service contract revenue (C)

3. Testing, Refurbishment & Reconfiguration service fees (C)

4. Logistics Management service fees (C)

1. New Equipment sales revenues (B)

2. Refurbished Equipment sales revenues (A)

(A) + (B) + (C) = Lifecycle Management Profits

Refurbished Equipment Profits New Equipment Profits Service Profits

Roadmap to Profitability

1. Increasing our traditional equipment business is critical to our strategy

2. Growing our international business at a much faster pace is equally as important.

3. Establishing ourselves as the early leader of lifecycle management services to carriers and OEMs globally.

4. Deriving a significant portion of our business in contracted services over the next 2 years.

Somera Communications – Proprietary and Confidential

Steps to Profitability

Restructuring Summary

Step 1

Identify “Orange Cones” and impact areas to growth.

First 90 Days

Step 2

Rebalance resources and align foundation of the company financially.

Next 90-120 Days

Step 3

Execute roadmap to profitability.

Target 2005

Plant seeds for growth Sales Training Sales Staffing New Products New Offers Somera.com 1-866-Somera1 Loyalty Programs Trade Credits International Growth

Step up investment in sales and marketing.

Refocus Services Drive efficiency in supporting functions. Set company on a plan to breakeven at reduced revenue levels

Implement and fine tune rebalancing plan

Respond to Lifecycle Management Proposals and Sign Contracts

equipping networks for life

Questions & Answers